                                                                    Exhibit 11.1

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
                                                    31 Dec 96       31 Dec 97       31 Dec 98       30 Jun 99
                                                  -------------   -------------   -------------   -------------
Basic EPS Computation
  Numerator
    Net Loss                                         $  (80,681)     $ (159,532)    $(6,610,684)   $(15,000,492)
  Denominator:
    Weighted average common shares outstanding        1,469,593       4,855,479       5,017,613       5,566,430

            Basic EPS                                $    (0.05)     $    (0.03)    $     (1.32)   $      (2.69)


Diluted EPS Computation
  Numerator
    Net Loss                                         $  (80,681)     $ (159,532)    $(6,610,684)   $(15,000,492)
  Denominator
    Weighted average common shares outstanding        1,469,593       4,855,479       5,017,613       5,566,430
    Weighted average convertible preferred shares             0               0      13,490,355      51,713,682
                                                  -------------   -------------   -------------   -------------
    Total shares                                      1,469,593       4,855,479      18,507,968      57,280,112

            Diluted EPS                              $    (0.05)     $    (0.03)    $     (0.36)   $      (0.26)
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